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                                                               EXHIBIT 10.3

                                    AGREEMENT

            THIS AGREEMENT, made and entered into as of the 1st day of January, 1999, by and between AirNet Systems, Inc., an Ohio corporation having its principal place of business at 3939 International Gateway, Columbus, Ohio 43219 ("AirNet"), and Eric P. Roy, an individual residing at 5626 Loch More Court West, Dublin, Ohio 43017 ("Roy").

            WHEREAS, Roy has served as AirNet's Executive Vice President, Chief Financial Officer and Chief Operating Officer and also has served as a Director of AirNet; and

            WHEREAS, effective January 1, 1999, Roy is resigning from all of the foregoing positions; and

            WHEREAS, AirNet wishes to accept Roy's resignation and to enter into an agreement in accordance with the following terms and conditions.

            NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

            1. AirNet shall pay to Roy the amount of $583,125.00, half of which shall be paid on January 4, 1999 and the remaining $291,562.50 will be paid as follows: (A) 10 consecutive monthly installments of $26,505.68 commencing on February 1, 1999; and (B) a final payment of $26,505.68 on December 1, 1999.


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            2. All of the AirNet options owned by Roy which are vested as of
January 1, 1999 will be exercisable by Roy until December 31, 1999.

            3. For good and valuable consideration, Roy agrees for a period of two (2) years, commencing on January 1, 1999 and ending on December 31, 2000, that he will not act as a consultant, manager, officer, director, shareholder, agent, owner, partner, employee or be affiliated in any other way with any business that competes with AirNet within the United States. This prohibition shall not preclude Roy from owning stock in any competitive company whose stock is publicly traded, provided Roy does not own more than 1% of the total outstanding stock of such company. The parties agree that $100,000.00 of the total consideration being paid to Roy hereunder shall be allocated to Roy's agreements set forth in this paragraph 3.

            4. Roy covenants and agrees that he shall hold in confidence all of the confidential and proprietary information which he possesses concerning the business of AirNet and he shall never, directly or indirectly, disclose, disseminate or supply any of such information to any person, firm or corporation, other than officers, directors and other employees of AirNet, unless directed by AirNet to do so in writing. Such information shall involve all financial information, customer lists, pricing information, projections, business plans, sales and marketing information and plans, and all non-public information concerning AirNet's business.

            5. AirNet, for its successors and assigns, agrees to release and forever discharge Roy from any and all claims, demands, judgments, actions, causes of action, expenses, costs, attorneys' fees, and liabilities of any kind whatsoever, whether known


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or unknown, vested or contingent, in law, equity, or otherwise, which AirNet may have had, now has or may ever have as a result of any action or non-action prior to January 1, 1999.


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            6. Roy agrees not to at any time talk about, write about, or otherwise publicize or disclose to any third party the terms of this Agreement or any fact concerning its negotiation, execution or implementation, except with
(1) an attorney, accountant, or other advisor engaged by Roy to advise him; (2) the Internal Revenue Service or other governmental agency; and (3) his immediate family, providing that all such persons agree in advance to keep said information confidential and not to disclose it to others. Nothing in this paragraph shall be construed to prohibit Roy from disclosing to potential employers the existence of this Agreement and the general nature of its provisions.

            7. In consideration of the receipt of the sums and covenants stated herein, Roy does hereby, on behalf of himself, his heirs, administrators, executors, agents, and assigns, forever release and discharge AirNet and its agents, parents, subsidiaries, affiliates, officers, directors, employees, successors, and assigns ("Released Parties"), from any and all claims, demands, judgments, actions, causes of action, damages, expenses, costs, attorneys' fees, and liabilities of any kind whatsoever, whether known or unknown, vested or contingent, in law, equity or otherwise, which Roy has ever had, now has, or may hereafter have against said Released Parties for or on account of any matter, cause or thing whatsoever which has occurred prior to the date Roy signed this Agreement, including, without limitation of the generality of the foregoing, any and all claims which are related to Roy's employment with AirNet and his resignation thereof, and any and all rights which Roy has or may


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have under the federal and state statutes which regulate employment, and the laws of contract, torts, and other subjects.

            8. Each of the parties hereto further states and represents that he or it has carefully read the foregoing Agreement and knows the contents thereof, and that he or it has executed the same as his or its own free act and deed.

            9. This Agreement may be executed in one or more counterparts, and any executed copy of this Agreement shall be valid and have the same force and effect as the originally-executed Agreement.

            10. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio. If any provision or provisions hereof shall at any time be found or declared invalid or unenforceable, such finding or declaration shall not impair the remaining provisions hereof, but the same shall remain valid and enforceable.

            11. Roy's obligations and agreements under this Agreement shall be binding on Roy's heirs, executors, legal representatives and assigns and shall inure to the benefit of any successors and assigns of AirNet. AirNet may, at any time, assign this Agreement or any of its rights or obligations arising hereunder to any party.

            12. This Agreement constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter hereof, except as otherwise provided herein. No change, termination or


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attempted waiver of any of the provisions of this Agreement shall be binding on any party hereto unless in writing and signed by the party affected.

            13. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provisions, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereof to enforce each and every such provision. No waiver or any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

            IN WITNESS WHEREOF, AirNet and Roy have executed this Agreement as of the date first above written.

                                        AIRNET SYSTEMS, INC.

                                        By: /s/ Gerald G. Mercer
                                           -------------------------------------

                                        /s/ Eric P. Roy
                                        ----------------------------------------
                                        Eric P. Roy


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